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                                                                   EXHIBIT 10.12


                   TOWNE FINANCE CLIENT PROCESSING AGREEMENT

                                      among

                              Towne Services, Inc.

                                       and

The "Bank":                        The "Client":
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Date:

         The Bank is a participant in the Towne Finance program offered by Towne Services, Inc. ("TSI"), which is an automated Accounts Receivable Management service which serves as a financing program for businesses who sell goods or provide services primarily to other businesses, and the Client desires to participate in the Towne Finance program through the Bank. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Uniform Commercial Code.

         The Bank, the Client, and TSI agree as follows:

         SECTION 1.  THE TOWNE FINANCE PROGRAM

         1.1 ELECTION TO PARTICIPATE IN THE TOWNE FINANCE PROGRAM. The Client hereby elects to participate in the Towne Finance program in accordance with the guidelines issued from time to time by TSI. Pursuant to the Towne Finance program, the Client shall elect (by marking the appropriate box on Schedule A to this Agreement) either to use existing PC equipment or to purchase or lease a computer system meeting the specifications required by TSI at the price or rate indicated on Schedule A. TSI will assist the Client in the installation of, and will provide maintenance and support for, the Towne Finance program and any purchased/leased equipment and other materials used in connection with the Program.

         1.2 OPERATION OF THE TOWNE FINANCE PROGRAM. The Client agrees to electronically report and/or physically deliver its customer accounts on the Towne Finance program. The Client also agrees to process its customers' transactions through the Towne Finance program in accordance with the instructions provided by TSI. The Client will process each sales transaction through "Towne Finance," pursuant to which the Client will offer to sell the resulting Account to the Bank in accordance with Section 2 of this Agreement.

         TSI will process the transactions through electronic data interchange on a regular basis and will provide the Client reporting containing payment and finance charge information on each customer. TSI will also handle (either directly or through a third party) the Client's statements, payments, finance charges, past due letters, and similar items. These services will be provided for the fees in effect from time to time by TSI. The initial fees are set forth on Schedule A, and TSI will provide the Client with at least 30 days' prior notice of any increase in such fees.

         1.3 DISPLAYING SYMBOLS, SERVICE MARKS AND NAMES. The Client and the Bank acknowledge that the trademark "Towne Finance" and the corresponding logotype are the property of TSI. The Client and the Bank shall not infringe upon the mark or logo, nor otherwise use the mark or logo in such a manner as to create the impression that the Client's goods or services are affiliated with or sold by TSI.

         1.4 PROCESSING TRANSACTIONS. The Client shall only process through the Towne Finance program valid transactions of sales of goods and services between itself and its customers. In each transaction, the Client shall be deemed to warrant the


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true identity of the customer as the purchaser of the Client's goods or services. The Client shall not present records of transactions that it or its employees know or should have known to be fraudulent or not authorized by the customer. The Bank and TSI reserve the right to audit the Client's files and records. The Client may not process through the Towne Credit program any transaction representing the refinancing of an existing obligation of a customer, including, but not limited to, obligations previously owed to the Client (except where the refinancing results from conversion of the Client's existing credit program to the Towne Credit program); obligations arising from the dishonor of a customer's personal check; and obligations representing the collection of any pre-existing indebtedness.

         1.5 COMPLIANCE WITH LAWS AND INDEMNIFICATION. The Client agrees to comply with all federal, state, and local laws, regulations, and ordinances in connection with its dealings with customers in the performance of its obligations hereunder. The Client agrees to indemnify and hold the Bank and TSI harmless from and against any and all liabilities, losses, costs, damages, attorneys' fees, and expenses of whatever kind or nature (i) which the Bank or TSI may sustain or incur by reason of, or in consequence of, the Client's failure to comply with such laws, regulations, or ordinances, (ii) in connection with any disputes related to sales transactions of the Client which are processed through the Towne Credit program, or (iii) in connection with any applicable rule requiring that records of sales or credit transactions be maintained by the Bank or TSI or any other person. Each of the Client and the Bank is responsible for making its own credit decisions and each agrees to indemnify and hold TSI harmless against all claims, losses, or damages relating thereto or relating to claims by its customers.

         1.6 RECORDS. The Client agrees that it will keep and preserve tangible copies of confirmations of sales and credit transactions authorized and data captured through and by the Towne Finance program for seven years from the date of each such transaction. In the event regulations require that the Bank or TSI maintain records of sales or credit transactions, the Client hereby agrees to maintain such records on behalf of the Bank and TSI. Upon request by the Bank or TSI, the Client will promptly provide a copy of such documentation to the Bank or TSI.

         1.7 AUTHORIZATION FOR AUTOMATED CLEARING HOUSE TRANSACTIONS, DIRECT DEPOSITS, ETC. The Client agrees to open a commercial deposit account with the Bank upon execution of this Agreement if it does not currently have one. The Client hereby authorizes the Bank to present automated clearing house ("ACH") credit for the payment of deposits due from the Bank or TSI and to present ACH debits or payment due the Bank or TSI for discounts, fees, purchases or chargebacks of Accounts, purchase or lease payments for any provided computer equipment, and other charges or payments pursuant to The Towne Finance program, as well as for any obligations due the Bank upon an Event of Default. The Client's ABA Transit Routing Number, Federal Tax Identification Number, and Demand Deposit Account Number with the Bank are as shown below the Client's signature at the end of this Agreement, and a voided blank check or deposit slip for such account is attached hereto. The authority granted in this Section 1.7 shall remain in full force and effect until the Client has notified the Bank in writing of the termination of such authorization, in such time and in such manner as to afford the Bank a reasonable opportunity to act thereon, or until ten days after the Bank shall have provided written notice to the Client of termination of such ACH arrangement. The Client also agrees, at the request of the Bank, to establish direct deposit and withdrawal and/or other arrangements for the transfer of funds into and out of the Client's account with the Bank, and to execute any forms requested by the Bank in connection therewith.

         SECTION 2.   PURCHASE OF ACCOUNTS BY THE BANK.

         2.1 SALE OF ACCOUNTS TO THE BANK. Each transaction processed by the Client through the "Towne Finance" program will constitute an offer by the Client to sell the resulting Account to the Bank as absolute owner, with full recourse. Each Accounts Transmittal shall be accompanied by copies of the invoices and/or such other documentation, supporting and evidencing the Account as the Bank shall from time to time request. The Bank may at its sole discretion, purchase any Account which does not deem to be Ineligible by providing funding against such Accounts according to the asset valuation percentages defined in Exhibit A. The Bank reserves the right to decline to purchase any or all of the Client's Accounts. The Bank may, at its sole discretion, purchase any Account which does not deem to be Ineligible by providing funding against such Accounts according to the asset valuation percentages defined in Appendix A. The Bank reserves the right to decline to purchase any or all of the Client's Accounts. An Ineligible Account or Invoice is or becomes ineligible as determined by the Bank in the exercise of its sole credit or business judgment. The Bank may also from time to time make other advances to the Client in such amounts as may be mutually agreed. The Bank may, in its discretion, periodically revise the valuation percentages used to determine the funding availability against the line of credit from time to time, as security for the Client's obligation hereunder. The bank may apply any amounts received in connection with Accounts processed through the Towne Finance program to repay any outstanding advances and any interest or other applicable fees or charges. After a purchased Account is collected by the Bank, the Bank shall credit all collected funds to the outstanding loan Balance. The Bank shall make advances upon the line of credit periodically by crediting the Client's primary account with the Bank. TSI will send monthly statements to the Client's customers whose Accounts are purchased by the Bank, itemizing their account activity during proceeding billing period and instructing such customers to make their payments directly to the remittance address provided by the Bank or by TSI. Before sending any invoice evidencing an account to the account debtor, the Client shall mark same with the notification set forth on schedule A, or such other notification as bank shall have advised the Client in writing. Upon written request of the Client, the Bank may elect not to send statements to specified Client customers.
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         2.2 REPURCHASE OF ACCOUNTS. The Bank may require that the Client repurchase any Account in its sole discretion. In addition, the Client shall immediately repurchase all Accounts upon the termination of this Agreement. The Client agrees to repurchase all such Accounts and hereby authorizes the Bank to consummate all such repurchases by debiting the Client's account as described in
Section 1.7 or, if requested by the Bank, by payment to the Bank of the outstanding loan balance. At the Bank's request, the Client shall also execute a master demand note and such other documents and instruments as the Bank may request from time to time to evidence the Client's obligations hereunder and to facilitate the collection thereof.

         2.3 SECURITY INTEREST. As collateral securing the Obligations, the Client grants to the Bank the security interest set forth in and to all collateral (if any) specified on Schedule B to this Agreement (the "Collateral"). The Bank shall also retain a security interest in any Account which is repurchased by the Client, and title to the Account and to the goods, if any, represented by a repurchased Account shall remain with the Bank until all Obligations are paid in full. The Bank may also require additional collateral or guarantees to secure the obligations. The Client shall execute and deliver to the Bank such documents and instruments, including, without limitation, a master demand note and Uniform Commercial Code financing statements, as the Bank may request from time to time in order to evidence and perfect its security interest in any Collateral securing the Obligations and to facilitate the Bank's collection thereof. Without the consent of the Bank, the Client shall not allow any financing statements covering the Collateral to be on file in any public office.

         2.4 RIGHT OF SET-OFF. In addition to and not in conflict with the above, the Client hereby acknowledges that the Bank has the right to charge or set off against any deposit of the Client with the Bank any debts or obligations owing by the Client to the Bank, whether direct or indirect, secured or unsecured, absolute or contingent, joint or separate, due or to become due, whether as maker, endorser, guarantor, or otherwise, now existing or hereafter contracted or acquired by the Bank, and wherever payable, together with the interest thereon and expenses, if any, which may be incurred by the Bank in connection therewith (the "Obligations").

         2.5 EVENTS OF DEFAULT. The following events will constitute an Event of Default hereunder: (i) the Client defaults in the payment of any Obligations,
(ii) the Client or any guarantor of the Obligations becomes subject to any debtor-relief proceedings, (iii) any such guarantor fails to perform or observe any of its obligations to the Bank or notifies the Bank of its intention to rescind, modify, terminate or revoke any guaranty of the Obligations, or any such guaranty shall cease to be in full force and effect for any reason whatever, or (iv) the Bank for any reason, in good faith, deems itself insecure with respect to the prospect of repayment or performance of the Obligations. Upon the occurrence of any Event of Default, in addition to any rights the Bank has under this Agreement or applicable law, the Bank may immediately terminate this Agreement, at which time all Obligations shall become immediately due and payable without notice. As provided in Section 3.5 below, all obligations of the Client incurred or existing under this Agreement as of the date of such termination shall survive termination, and this Agreement shall remain in effect for purposes of the Bank's or TSI's pursuit of remedies hereunder, including collection of such Obligations under this Agreement or pursuant to a master demand note issued by the Client to the Bank.

         SECTION 3.   GENERAL

         3.1 COLLECTION OF ACCOUNTS. The Client hereby appoints and authorizes TSI and the Bank, and the Bank hereby appoints TSI, to serve as its attorney-in-fact in connection with the collection of Accounts from the Client's customers. TSI and the Bank shall have the right on behalf of and as agent for the Client, and TSI shall have the right on behalf of and as agent for the Bank,
(a) to receive, take, endorse, assign and deliver in the Client's (or the Bank's) name any and all checks, drafts and other instruments for the payment of money relating to the Accounts processed through the Towne Credit program, and
(b) to take or bring, in the name of the Client or the Bank, all steps, suits, or proceedings deemed by TSI or the Bank to be desirable to effect collection of or other realization upon the Accounts and other Collateral, (c) after an Event of Default, extend the time of payment of, or settle for cash, credit, or return of merchandise, all Accounts and other Collateral which includes a monetary

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obligation, and release the customer or any other obligor, all upon such terms and conditions as TSI or the Bank may deem appropriate and without affecting any of the Obligations, and (d) execute in the name of the Client and file against the Client in favor of the Bank financing statements or amendments with respect to the Collateral. However, TSI does not by anything herein or in any assignment or otherwise assume any of the Bank's or the Client's obligations under this Agreement or otherwise, and TSI shall not be responsible in any way for the performance by the Bank or the Client of any of the terms and conditions thereof.

         Payments by customers will be deemed made when collected funds are received and processed by the Bank or TSI, and all payments received from or for the account of a customer will be applied to the obligations of that customer. If the Client receives any payment from a customer with respect to charges for merchandise or services which are processed through the Towne Finance program, the Client shall receive such remittances in trust for the Bank and shall indicate receipt of such funds on the Towne Finance program by electronic and/or written Account activity transmittal form. The Bank may require that the Client remit the funds to the Bank, properly endorsed, no later than the next banking day following such request. Absent such a request, however, the funds may be retained by the Client as an advance by the Bank as described in
Section 2.1, and the Client's account will be debited to reflect the advance. The Client will pay to the Bank any finance charges incurred pursuant to a customer's credit agreement which is a result of delay on the Client's part in delivering payments or credit memos to the Bank.

         3.2 ACCOUNT DISPUTES. The Client shall promptly notify the Bank and
TSI of and, if requested by the Bank, will settle, at its sole cost and expense, all disputes concerning any Accounts purchased by the Bank. However, the Client shall not, without the Bank's prior written consent, compromise or adjust any such Account.

         3.3 NOTICES. TSI or the Bank may modify the terms set forth on Schedule A from time to time upon 30 days' prior written notice to the Client, provided that the Bank may increase or decrease the percentages for the Reserve Account from time to time in its sole discretion and shall promptly notify the Client of any such increase or decrease. Any notice required or permitted to be given may be given in writing by depositing such notice in the United States mail, postage paid, addressed as indicated below or to such other place or places as any party hereto shall designate by written notice to the others. The Client hereby waives notice of default or non-payment, protest or notice of protest, demand for payment, and any other demands or notices in connection with this Agreement or any sales or credit processed through the Towne Finance program. The Client hereby consents to extensions of time granted, or compromise made, with any customer liable on any sales processed through the Towne Finance program without affecting any liability of the Client thereon or hereunder.

         3.4 LIMITATION OF LIABILITY. The Client acknowledges that data conversion is subject to likelihood of human and machine errors, omissions, delays, and losses, including inadvertent mutilation of documents, which may give rise to loss or damage. Accordingly, the Client agrees that TSI shall not be liable on account of any such errors, omissions, delays, or losses unless caused by its gross negligence or willful misconduct. The Client is responsible for adopting reasonable measures to limit its exposure with respect to such potential losses and damages, including (without limitation) examination and confirmation of results prior to use thereof, provision for identification and correction of errors and omissions, preparation and storage of backup data, replacement of lost or mutilated documents, and reconstruction of data. The Client is also responsible for complying with all local, state, and federal laws pertaining to the use and disclosure of any data and in connection with all agreements the Client enters into with its customers. The Client acknowledges that any form of agreement provided by TSI which the Client may use with its customers is provided by TSI solely for the Client's benefit; the Client is not obligated to use any such agreement; and the Client should consult its own legal and accounting advisers with respect to the enforceability and accounting treatment thereof. The cumulative liability of TSI to the Client for all claims relating to the Towne Finance program and this Agreement, including any cause of action sounding in contract, tort, or strict liability, shall not exceed the total amount of all fees paid to TSI hereunder. In no event shall TSI be liable for any loss of profits; any incidental, special, exemplary, or consequential damages; or any claims or demands brought against the Client, even if TSI has been advised of the possibility of such claims or demands. This limitation upon damages and claims is intended to apply without regard to whether other provisions of this Agreement have been breached or have proven ineffective.

         3.5 TERMINATION. This Agreement may be terminated by any party at any time upon 30 days' prior written notice to the others setting forth the effective date of termination. From and after such effective date the Client shall cease processing sales through the Towne Finance program, shall cease displaying the service marks, symbols, and names related to the Towne Finance program, and shall promptly return to the Bank or TSI all materials relating to the Towne Finance program. All obligations of the Client incurred or existing under this Agreement as of the date of termination shall survive such termination, including, without limitation, any continuing obligation with respect to repurchases of Accounts, and this Agreement shall remain in effect for purposes of the Bank's or TSI's pursuit of remedies hereunder, including collection of such Obligations under this Agreement or pursuant to a master demand note issued by the Client to the Bank.

         3.6 GENERAL. This Agreement shall be governed by Georgia law. This Agreement may be executed in one or more counterparts. Promptly upon request by the Bank or TSI, the Client shall execute such other agreements or instruments and

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give all assistance reasonably required to evidence more fully and otherwise give full and proper effect to the Bank's and TSI's rights under this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect. The Bank, TSI, and the Client are independent contractors and nothing contained herein shall be deemed to constitute either the Bank, TSI, or the Client as agent for the others. This Agreement shall be binding upon the successors of the Bank, TSI, and the Client, but may not be assigned by any party without the written consent of the others, except that TSI may assign this Agreement to any subsidiary or affiliate or pursuant to a merger, sale of substantially all its assets, or similar transaction. While this Agreement is in effect, the Client shall not enter into a Client participation agreement for any other product similar to Towne Finance. This Agreement and its attachments constitute the entire agreement between the parties with respect to the matters covered hereby and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof (but any rental of a Towne Finance computer system shall be made pursuant to and subject to the terms of a separate rental agreement).

         IN WITNESS WHEREOF, TSI, the Client, and the Bank have executed this Agreement as of the date set forth on the first page of this Agreement.

         THE BANK:                         THE CLIENT:
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         By:                               By:
            ---------------------------       ----------------------------------
            Name:                             Name:
            Title:                            Title:


          MAILING ADDRESS:                 MAILING ADDRESS:




TOWNE SERVICES, INC.:                      ABA Transit Routing

                                           No.:
                                               -----------------------

         By:                               DDA No.:
            ----------------------------           ------------------------
         Name:
         Title:                            (Please attach a voided check or
                                           deposit slip)

         MAILING ADDRESS:                  Federal Tax I.D. No.
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